Exhibit 16

POWER OF ATTORNEY

Each person whose signature appears below (the “Principals”) hereby constitutes and appoints Anne E. Robinson and Laura J. Merianos, and each of them, with full power to act without the other, as the true and lawful attorney-in-fact and agent, with full and several power of substitution and re-substitution, of such undersigned person with authority to take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the U.S. Securities and Exchange Commission (“Commission”), twelve registration statements on Form N-14 (or any successor thereto) (the “Registration Statement”) for Vanguard Chester Funds (the “Registrant”), relating to the proposed reorganization of Vanguard Institutional Target Retirement Income Fund, Vanguard Institutional Target Retirement 2015 Fund, Vanguard Institutional Target Retirement 2020 Fund, Vanguard Institutional Target Retirement 2025 Fund, Vanguard Institutional Target Retirement 2030 Fund, Vanguard Institutional Target Retirement 2035 Fund, Vanguard Institutional Target Retirement 2040 Fund, Vanguard Institutional Target Retirement 2045 Fund, Vanguard Institutional Target Retirement 2050 Fund, Vanguard Institutional Target Retirement 2055 Fund, Vanguard Institutional Target Retirement 2060 Fund, and Vanguard Institutional Target Retirement 2065 Fund, each a series of the Registrant, with and into Vanguard Target Retirement Income Fund, Vanguard Target Retirement 2015 Fund, Vanguard Target Retirement 2020 Fund, Vanguard Target Retirement 2025 Fund, Vanguard Target Retirement 2030 Fund, Vanguard Target Retirement 2035 Fund, Vanguard Target Retirement 2040 Fund, Vanguard Target Retirement 2045 Fund, Vanguard Target Retirement 2050 Fund, Vanguard Target Retirement 2055 Fund, Vanguard Target Retirement 2060 Fund, and Vanguard Target Retirement 2065 Fund, respectively, each a series of the Registrant, and any and all amendments (including without limitation pre-effective and post-effective amendments) thereto, and to perform any and all such acts as such attorney-in-fact and agent may deem necessary or advisable to enable the Registrant to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith to execute and file all requisite papers and documents; and granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the Registrant and undersigned person might or could do herself, himself or itself or in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

The Principals hereby revoke all powers of attorney which they may have heretofore granted regarding the subject matter hereof. All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

Each of the Principals has executed this Power of Attorney in the capacity and on the date indicated opposite their name.  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

NAME	TITLE	DATE

/s/ Mortimer J. Buckley	Chairman, President and Chief Executive Officer	September 27, 2021
Mortimer J. Buckley

/s/ Emerson U. Fullwood	Trustee	September 23, 2021
Emerson U. Fullwood

/s/ Amy Gutmann	Trustee	September 24, 2021
Amy Gutmann

/s/ F. Joseph Loughrey	Trustee	September 23, 2021
F. Joseph Loughrey

/s/ Mark Loughridge	Trustee	September 24, 2021
Mark Loughridge

/s/ Scott C. Malpass	Trustee	September 24, 2021
Scott C. Malpass

/s/ Deanna Mulligan	Trustee	September 24, 2021
Deanna Mulligan

/s/ André F. Perold	Trustee	September 24, 2021
André F. Perold

/s/ Sarah Bloom Raskin	Trustee	September 24, 2021
Sarah Bloom Raskin

NAME	TITLE	DATE

/s/ David A. Thomas	Trustee	September 24, 2021
David A. Thomas

/s/ Peter F. Volanakis	Trustee	September 24, 2021
Peter F. Volanakis

/s/ John Bendl	Chief Financial Officer and Principal Accounting Officer	September 24, 2021
John Bendl

PROPOSED RESOLUTION APPROVAL OF A POWER OF ATTORNEY

RESOLVED, that the proposed Power of Attorney, in substantially the form presented, constituting and appointing Anne E. Robinson and Laura J. Merianos (each with full power to act alone) as attorneys-in-fact and agents for (i) each of the Directors, Trustees, principal executive officer and/or principal financial and accounting officer of the investment company that is listed in the proposed Power of Attorney (the “Vanguard Company”); and (ii) the Vanguard Company, for the purpose of executing and filing for and on behalf of the Vanguard Company all requisite papers and documents (including registration statements and pre- and post-effective amendments thereto) with the U.S. Securities and Exchange Commission and the offices of the securities administrators of the states and similar jurisdictions of the United States to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, is hereby approved and may be executed by each designated Director/Trustee, officer and Vanguard Company.